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                                                                  Exhibit 11.1



                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)


                                                                                   Three Months Ended December 31,
                                                                   ----------------------------------------------------------------
                                                                               2001                                2000
                                                                   ----------------------------          --------------------------
                                                                      Basic           Diluted              Basic          Diluted
                                                                   -----------      -----------          ----------      ----------
     I.  Shares Outstanding, Net of Treasury
            Stock Purchased and Options Exercised During
            the Period:

               Stock, net                                            6,632,884        6,632,884           6,718,884       6,718,884
               Purchase of treasury stock (weighted)                                                        (38,480)        (38,480)
                                                                   -----------      -----------          ----------      ----------
                                                                     6,632,884        6,632,884           6,680,404       6,680,404


    II.  Weighted Equivalent Shares:

               Assumed options and warrants exercised                                   120,746                             219,229
                                                                   -----------      -----------          ----------      ----------

   III.  Weighted Average Shares and Equivalent Shares               6,632,884        6,753,630           6,680,404       6,899,633
                                                                   ===========      ===========          ==========      ==========

    IV.  Net Income (Loss)                                         ($      272)     ($      272)         $    1,110      $    1,110
                                                                   ===========      ===========          ==========      ==========


     V.  Net Income (Loss) Per Share                               ($      .04)     ($      .04)         $      .17      $      .16
                                                                   ===========      ===========          ==========      ==========
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